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                                 SIXTH AMENDED BYLAWS

                                          OF

                                HARVEYS CASINO RESORTS






























                                    April 25, 1996



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                                  TABLE OF CONTENTS

ARTICLE I - NAME AND OFFICE.

     Section 1 - Name

     Section 2 - Principal Office.

ARTICLE II - SHAREHOLDERS

     Section 1 - Annual Meetings

     Section 2 - Notice of Annual Meetings

     Section 3 - Special Meetings

     Section 4 - Notice of Special Meetings

     Section 5 - Waiver of Notice

     Section 6 - Quorum

     Section 7 - Voting.

     Section 8 - Order of Business

     Section 9 - Conduct of Election

ARTICLE III - BOARD OF DIRECTORS

     Section 1 - Number

     Section 2 - Classification and Elections

     Section 3 - Initial Classification of Board of Directors

     Section 4 - Duties and Powers

     Section 5 - Place of Meetings

     Section 6 - Annual Meeting of Directors; Notice

     Section 7 - Regular Meetings of Directors; Notice

     Section 8 - Special Meetings of Directors; Notice

     Section 9 - Waiver of Notice

     Section 10 - Quorum and Adjournments

     Section 11 - Order of Business

     Section 12 - Action by Unanimous Written Consent of Directors

     Section 13 - Manner of Acting

     Section 14 - Telephonic Meetings

     Section 15 - Vacancies

     Section 16 - Resignation

     Section 17 - Removal

     Section 18 - Contracts

     Section 19 - Encumbering or Conveying Corporate Property

     Section 20 - Committees

     Section 21 - Delegation of Authority

     Section 22 - Salaries

ARTICLE IV - OFFICERS

     Section 1 - Titles

     Section 2 - Election

     Section 3 - Appointment of Officers

     Section 4 - Term of Office

     Section 5 - Resignation

     Section 6 - Removal

     Section 7 - Vacancies

     Section 8 - Duties of Officers

     Section 9 - The Chairperson

     Section 10 - The Chief Executive Officer/President

     Section 11 - The Treasurer

     Section 12 - The Secretary

     Section 13 - The Vice-Chairperson

     Section 14 - Appointment of Assistants to Officers

ARTICLE V - SHARES OF STOCK

     Section 1 - Certificates of Stock

     Section 2 - Issuance

     Section 3 - Lost or Destroyed Certificates

     Section 4 - Transfer of Shares

     Section 5 - Record Date

ARTICLE VI - DIVIDENDS

ARTICLE VII - AMENDMENTS

     Section 1 - By Shareholders

     Section 2 - By Directors

ARTICLE VIII - CORPORATE SEAL

ARTICLE IX - INDEMNIFICATION

ARTICLE X - GENERAL PROVISIONS

     Section 1 - Depositories

          Section 2 - Other Securities

                                 SIXTH AMENDED BYLAWS

                                          OF

                                HARVEYS CASINO RESORTS


                             ARTICLE I - NAME AND OFFICE


SECTION 1 - NAME:

The name of the Corporation shall be Harveys Casino Resorts.

SECTION 2 - PRINCIPAL OFFICE:

The principal office of the Corporation shall be located in Douglas County, Nevada.

The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                              ARTICLE II - SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

The annual meeting of the Shareholders of the Corporation shall be held on a date and at a time selected by the Board of Directors and at such place as is designated by the Board of Directors each year, for the purpose of appointing the Outside Auditors for the ensuing fiscal year, electing Directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

SECTION 2 - NOTICE OF ANNUAL MEETINGS:

At least ten (10) days written notice specifying the day and hour and place, when and where the annual meeting shall be convened, shall be mailed in a United States Post Office, addressed to each of the Shareholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Corporation.

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If the current address of any Shareholder does not appear upon the books of the
Corporation, it will be sufficient to address any notice to such Shareholder at the last address furnished the Corporation by such Shareholder.

Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any proceedings had at such meeting, and in such event these Bylaws shall be, and shall be deemed to be, sufficient notice of such meeting without requirement of further notice.

SECTION 3 - SPECIAL MEETINGS:

Special meetings of the Shareholders may be held at the office of the Corporation in the State of Nevada, or elsewhere, whenever called by the Chairperson of the Board of Directors, or by a majority of the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of at least fifty-one percent (51%) of the issued and outstanding capital stock of the Corporation.

SECTION 4 - NOTICE OF SPECIAL MEETINGS:

At least ten (10) days written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the Shareholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Corporation.

If the address of any Shareholders do not appear upon the books of the Corporation,it will be sufficient to address any notice to such Shareholder at the last address furnished the Corporation by such Shareholder.

The written certificate of the officer or officers calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of same to the several Shareholders, and the respective addresses to which the same were to be mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

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SECTION 5 - WAIVER OF NOTICE:

If all the Shareholders of the Corporation shall waive notice of special meetings, no notice of such meeting shall be required, and whenever all the Shareholders shall meet in person or by proxy such meeting shall be valid for all purposes without call or notice and at such meeting any corporate action may be taken.

SECTION 6 - QUORUM:

At all Shareholders' meetings, the holders of fifty-one percent (51%) in amount of the entire issued and outstanding capital stock of the Corporation shall constitute a quorum for all the purposes of such meetings.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, a majority in interest of the Shareholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 7 - VOTING:

At each meeting of the Shareholders, every Shareholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such Shareholder. Each Shareholder shall have one (1) vote for each share of stock standing registered in his or her or its name on the books of the Corporation, ten (10) days preceding the day of such meeting. The votes for Directors, and upon demand by any Shareholder, the votes upon any question before the meeting, shall be by roll call vote.

At each meeting of the Shareholders, a full, true and complete list, in alphabetical order, of all the Shareholders as of a record date determined by the Board of Directors entitled to vote at such meeting, and indicating the

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number of shares held by each, certified by the Secretary of the Corporation, shall be furnished, and shall be open to the inspection of the Shareholders, or their agents or proxies, at the place where such meeting is to be held. Only the persons in whose names shares of stock are registered on the record date with respect to any meeting, as evidenced by the list of Shareholders furnished at any such meeting, shall be entitled to vote at such meeting. Proxies must be approved by all Gaming Regulatory Authorities and filed with the Secretary of the Corporation before an election or a meeting of the Shareholders, or they cannot be used at such election or meeting.

SECTION 8 - ORDER OF BUSINESS:

At the Shareholders' meetings, the regular order of business shall be as follows:

     1.   Call to order;

     2.   Reading and approval of the Minutes of previous meeting or meetings;

     3.   Reports of yearly activity to Shareholders, by the Board of Directors;

     4.   Review of the Outside Auditors' Report;

     5.   Election of the Board of Directors;

     6.   Appointment of Outside Auditors;

     7.   Old business;

     8.   New business;

     9.   Adjournment.

SECTION 9 - CONDUCT OF ELECTION:

At each meeting of the Shareholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting; and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two (2) inspectors. Such inspectors shall be appointed at the meeting by the Chairperson of the meeting.

                           ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER:

The number of Directors which shall constitute the whole Board shall be nine (9) all of whom shall be twenty-one (21) years of age or older and at least one (1) of whom shall be a citizen of the United States. The number of Directors may from time to time be decreased to not less than three (3) or increased by amending this section of the Bylaws. The Directors shall be elected at the annual meeting of the Shareholders and except as provided in Section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors must be Shareholders.

SECTION 2 - CLASSIFICATION AND ELECTIONS.

The directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as the then total number of directors constituting the entire board permits, pursuant to the provisions of the corporation's Articles of Incorporation and Section l hereof. At each annual meeting of the Shareholders the successors to the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified. Pursuant to Article III, Section 20 hereof, the Board of Directors shall establish a Nominations and Compensation Committee. It shall be the duty of the Nominations and Compensation Committee to recommend a slate of directors to fill the offices of the class of directors whose term expires at the then current annual meeting. Nothing herein shall be construed to limit the ability of the Board of Directors to impose such greater or lesser duties on the Nominations and Compensation Committee, including elimination of said committee,as the Board of Directors may, from time to time, determine. Any director may resign at any time upon notice to the corporation.

SECTION 3 - INITIAL CLASSIFICATION OF BOARD OF DIRECTORS:

The nine (9) members of the current board of directors shall be classified as follows:

     (a) The first class shall hold office for a term expiring at the 1994 annual meeting of Shareholders and shall consist of Thomas M. Yturbide, Robert L. Weise, and Luther Mack.

     (b) The second class shall hold office for a term expiring at the 1995 annual meeting of Shareholders and shall consist of the following three (3) directors; Franklin K. Rahbeck, Richard F. Kudrna, Sr., and Jessica L. Ledbetter.

     (c) The third class shall hold office for a term expiring at the 1996 annual meeting of Shareholders and shall consist of the following three (3) directors: William B. Ledbetter, Kirk B. Ledbetter, and Donald D. Snyder.

Each successor to any of the foregoing directors shall be classified within his predecessor's class of directors.

SECTION 4 - DUTIES AND POWERS:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the Shareholders.

The Chairperson of the Board of Directors shall make a report to the Shareholders at annual meetings of the Shareholders of the condition of the Corporation, and shall, on request, furnish each of the Shareholders with a true copy thereof.

The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the Shareholders called for the purpose of considering any such contract or act, which, if approved, orratified by the vote of the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting, provided that a lawful quorum of Shareholders is represented in person or by proxy, shall be valid and binding upon the Corporation and upon all the Shareholders thereof, as if it has been approved or ratified by every Shareholder of the Corporation.

SECTION 5 - PLACE OF MEETINGS:

Meetings of the Directors may be held at the principal office of the Corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 6 - ANNUAL MEETING OF DIRECTORS; NOTICE:

Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION 7 - REGULAR MEETINGS OF DIRECTORS; NOTICE:

The time for other regular meetings of the Board of Directors,when held, shall be 8:30 a.m. on the fourth Thursday(BDM October, 1995, changed from second Tuesday') of each month. If any regular meeting date shall fall on a legal holiday, then the regular meeting date shall be the business day next following. The time for the next regularly scheduled meeting of the Board of Directors may be changed by a majority vote of the Directors at any preceding meeting of the Directors.

No notice shall be required to be given of any regular meeting of the Board of Directors, but each Director shall take notice thereof.

SECTION 8 - SPECIAL MEETINGS OF DIRECTORS; NOTICE:

A special meeting of the Board of Directors shall be held whenever called by the Chairperson or by three (3) Directors. Any and all business may be transacted at a special meeting. Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the Secretary of the Corporation, and shall state the time and place of such meeting.

Notice of each special meeting of the Board of Directors shall be given to each of the Directors by mailing to each of them a copy of such notice at least seven
(7) days prior to (BDM October, 1995,changed from second Tuesday') the time fixed for such meeting to the address of such Director as shown on the books of the Corporation. If a Director's address does not appear on the books of the Corporation, then such notice shall be addressed to said Director at Harveys Resort Hotel/Casino, Post Office Box 128, Stateline, Nevada, 89449.

SECTION 9 - WAIVER OF NOTICE:

When all the Directors of the Corporation are present at any meeting of the Board of Directors, however called or noticed, and consent thereto is indicated on the record of such meeting, or if the majority of the Directors are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, and said written waiver is filed with the Secretary of the Corporation, the transactions of such meeting are as valid as if had at a meeting regularly called and noticed.

SECTION 10 - QUORUM AND ADJOURNMENTS:

A majority of the Board of Directors in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business.

SECTION 11 - ORDER OF BUSINESS:

The regular order of business at meetings of the Board of Directors shall be as follows:

     1.   Roll call.

     2.   Approval of agenda.

     3.   Disclosure of any Directors' potential conflicts of interest.

     4. Approval of the Minutes of the prior Director's meeting and action on any recommendations of any standing committee.

     5 Report by the Chief Financial Officer on financial condition of the Corporation and financial operating results since the last meeting.

     6. Report by the President and CEO on operating results since the last meeting.

     7.   General counsel report.

     8. Selected committee reports and ratification of committee actions and approval of minutes of committee meetings.

     9.   Other items requiring Board action.

     10. Reports by selected members of management as requested by the Chairperson of the Board.

     11.  Special report(s) requested by any Director.

     12.  Old business.

     13.  New business.

     14.  Open discussion.

     15.  Adjournment.

SECTION 12 - ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS:

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if members of the Board shall individually or collectively consent in writing to such action, and such consents are filed with the Minutes of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that these Bylaws authorize the Directors to so act.

SECTION 13 - MANNER OF ACTING:

At all meetings of the Board of Directors, each Director present shall have one
(1) vote. Except as otherwise provided by statute or by these Bylaws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors.

SECTION 14 - TELEPHONIC MEETINGS:

Nothing herein contained shall prevent or render void any action taken by the Board of Directors through the use of telephones, telegraphs, computers, word processing machines or other electronic devices so long as such action is otherwise consistent with these Bylaws.

SECTION 15 - VACANCIES:

When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his/her successor shall have been elected and qualified.

SECTION 16 - RESIGNATION:

Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 17 - REMOVAL:

Any Director may be removed with or without cause at any time by the affirmative vote of Shareholders holding of record in the aggregate at least a supermajority of the outstanding shares of the Corporation at a special meeting of the Shareholders called for that purpose. For purposes of this provisions, a supermajority' of Shareholders is defined as two-thirds (2/3) of the outstanding shares entitled to vote.

SECTION 18 - CONTRACTS:

No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation provided that such facts are disclosed or made known to the Board of Directors prior to the execution of said contract or conclusion of said transaction.

Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. The presence of such Director or Directors should be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

No agreement, contract, franchise, lease or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Corporation in excess of that level established by the Board of Directors, shall be made without the authority of the Board of Directors duly constituted and acting as such.

Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the Chief Executive Officer, the Secretary, or the Chairperson of the Board of Directors in the name and on behalf of the Corporation, and if required, shall have the corporate seal thereto attached.

No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid as or against the Corporation unless the same shall be signed by the Chief Executive Officer and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the Chief Executive Officer, or Secretary, or by the Chairperson of the Board of Directors and attested by the Secretary or Assistant Secretary except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the Corporation in all its duly authorized depositaries. No check or order for money shall be signed in blank by more than one officer of the Corporation.

No loan or advance of money shall be made by the Corporation to any Shareholder, Director or Officer therein, unless the Board of Directors shall specifically authorize.

SECTION 19 - ENCUMBERING OR CONVEYING CORPORATE PROPERTY:

The Directors shall have the power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this Corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose in any manner of the whole property of this Corporation.

SECTION 20 - COMMITTEES:

The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one (1) or more standing committees of the Board of Directors, including, but not limited to (i) Compensation, (ii) Audit. Each committee shall consist of a Chairperson and other members.

The committees shall keep regular Minutes of their proceedings and report the same to the Board of Directors. All actions of the committees shall nevertheless require Board of Directors' action at the next succeeding meeting of the full Board of Directors unless specifically provided for to the contrary.

The Chairperson of the Board of Directors may also appoint ad hoc committees and members thereof from time to time.

SECTION 21 - DELEGATION OF AUTHORITY:

The Board of Directors shall delegate, to the extent that it considers necessary, any portion of its authority to manage, control and conduct the current business of the company, to any standing or special committee of the Corporation or to any officer or agent thereof. Notwithstanding any delegation of authority that the Board may make hereunder, it shall exercise general supervision over the officers and agent of the Corporation and shall be responsible to the Shareholders for the proper performance of their respective duties.

SECTION 22 - SALARIES:

The Directors may be paid their expenses of attendance of each meeting of the Board of Directors and at any standing committee meeting of the Board of Directors. Directors who are not otherwise employed by the Company shall be paid a fixed sum for attendance at each meeting of the Board of Directors and each standing committee of the Board of Directors together with a stated retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Compensation shall not be paid to members of ad hoc committees.

                                ARTICLE IV - OFFICERS

SECTION 1 - TITLES:

The Officers of the Corporation shall consist of a Chief Executive Officer/President (C.E.O.), a Secretary, a Treasurer, and such other Officers, including a Chairperson of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any Officer other than the Chairperson or Vice Chairperson of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two (2) or more offices may be held by the same person.

SECTION 2 - ELECTION:

The Board of Directors at its first meeting after the annual meeting of Shareholders, shall elect a Chairperson of the Board, Chief Executive Officer/President, a Secretary, and a Treasurer.

SECTION 3 - APPOINTMENT OF OFFICERS:

The Board of Directors may from time to time, by resolution, appoint Vice Presidents, Assistant Secretaries, Assistant Treasurers and the Transfer Agent of the Corporation as it may deem advisable; prescribe their duties and fix their compensation, if any, and all such appointed officers shall be subject to removal at anytime by the Board of Directors. All such appointed officers, agents and factors of the Corporation shall be chosen and appointed in such manner and shall hold their offices for such terms as the Board of Directors may by resolution prescribe.

SECTION 4 - TERM OF OFFICE:

Each Officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

SECTION 5 - RESIGNATION:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6 - REMOVAL:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

SECTION 7 - VACANCIES:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.


SECTION 8 - DUTIES OF OFFICERS:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors.

SECTION 9 - THE CHAIRPERSON:

The Chairperson shall be responsible for scheduling all Board of Directors meetings, annual Shareholder meetings, Board of Directors retreats and other activities pertaining to the Board of Directors. He/she shall chair all Board Meetings and shall also insure that meeting agendas cover all matters of importance to the Board and be responsible for making all arrangements for meetings, to include proper notice as provided for herein. The Chairperson shall also insure that the agenda of meetings is followed and be responsible for communication between the Board of Directors and management, during the period between meetings of the Board. Additionally, the Chairperson shall act as an advisor to the Board interpreting those items requiring clarification. The Chairperson may attend such committee meetings in addition to monitoring the performance of the Board of Directors as a collective body and as individual members and shall further be responsible for strategic and financial planning and shall otherwise insure the setting and maintaining of policies and procedures adopted by the Board of Directors.

SECTION 10 - THE CHIEF EXECUTIVE OFFICER/PRESIDENT:

The Chief Executive officer/President of the Corporation shall have the supervision over and, subject to the control of the Board of Directors, the direction of the Corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Corporation. He shall sign the Certificates of Stock issued by the Corporation and shall perform such other duties as shall be prescribed by the Board of Directors.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer/President shall have full power and authority in behalf of the Corporation, to attend and to act and to vote at any meetings of the Shareholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time, confer like powers on any person or persons in place of the Chief Executive Officer/President to represent the Corporation for the purposes in this Section mentioned.

SECTION 11 - THE TREASURER:

The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper, he shall endorse on behalf of the Corporation for collection, checks, notes, and other obligations; he shall deposit all monies to the credit of the Corporation in such bank or banks or other depositary as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the Corporation except as herein otherwise provided; he shall jointly with such other officer as shall be designated by those Bylaws, sign all checks made by the Corporation, and shall pay out and dispose of the same under the direction of the Board of Directors.

He shall sign with the President all bills of exchange and promissory notes of the Corporation; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidences of debt securities, and such other property belonging to the Corporation as the Board of Directors shall designate; he shall sign all papers required by law or these Bylaws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the Corporation conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, and the expense of such bond to be borne by the Corporation.

SECTION 12 - THE SECRETARY:

The Secretary shall cause to be kept the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the Shareholders and of the Executive Committee in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation; he/she may sign with the Chief Executive Officer/President or a Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or Executive Committee; the Secretary shall affix the corporate seal of the Corporation to any documents when so authorized by the Board of Directors or Executive Committee; he/she shall affix the corporate seal to all certificates of stock duly issued by the Corporation; he/she shall have charge of the Stock Certificate Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director(s) upon application at the office of the Corporation during business hours, and he/she shall, in general, perform all the duties incident to the office of the Secretary.

SECTION 13 - THE VICE-CHAIRPERSON:

The Vice-Chairperson shall assist the Chairperson in the performance of all of his or her duties and shall conduct meetings in the absence of the Chairperson and shall perform such other duties as shall be prescribed by the Board of Directors.

SECTION 14 - APPOINTMENT OF ASSISTANTS TO OFFICERS:

The Board of Directors shall have the power, in its discretion,to appoint any qualified person to act as Assistant to any officer of the Corporation. Such Assistant shall perform such duties as the Board shall prescribe, including the performance of the duties of the Chief Executive Officer/President when the incumbent is unable to act or it is impractical for him to act personally, subject to any restrictions on such authority as may be imposed by the Board. The acts of such assistant officer, within the scope of his authority as delineated by the Board, shall be the acts of the Corporation to the same extent as if done by the Chief Executive Officer/President.

                   ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATES OF STOCK:

Ownership of stock in the Corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the Corporation and signed by the Chief Executive Officer/President and also by the Secretary or by an Assistant Secretary. In lieu of signatures by the corporate officers, certificates for shares may be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or Assistant Secretary.

All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the Corporation's books.

To be effective, every certificate for shares authenticated by a facsimile of a signature must be (1) countersigned by the transfer agent or transfer clerk of the Corporation and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, or (2) countersigned by a facsimile of the signature of the transfer agent or transfer clerk of the Corporation and registered by written signature by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

The validity of any certificate for shares, otherwise valid, shall not be affected in the event that the delivery of such certificate occurs after the officers or agents whose signatures appear on the certificate by facsimile, or any of them, are no longer serving as officers or agents by reason of death or for any other cause.

SECTION 2 - ISSUANCE:

The capital stock of the Corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 3 - LOST OR DESTROYED CERTIFICATES:

Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the Corporation an affidavit. Whereupon, at the end of six (6) months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the Corporation with surety to be approved by the Board of Directors in an amount equal to double the current value of the stock against any damage, loss, or inconvenience to the Corporation, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

SECTION 4 - TRANSFER OF SHARES:

No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the original certificate therefor, accompanied by an assignment or transfer duly executed by the owner therefor, and a new certificate shall be issued therefore.

Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Corporation.

SECTION 5 - RECORD DATE:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) (BDM April 25, 1996, increased from 50 to 60) days, nor less than ten (10) days, as the record date for the determination of Shareholders entitled to receive notice of, or to vote at, any meeting of Shareholders, or to consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders has been made as provided for herein,such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.


                                ARTICLE VI - DIVIDENDS

The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Corporation in excess of the amounts so reserved, and pay the same to the Shareholders of the Corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Corporation.

                               ARTICLE VII - AMENDMENTS

SECTION 1 - BY SHAREHOLDERS:

Amendments and changes of these Bylaws may be made by a vote of, or a consent in writing signed individually or collectively by the holders of fifty-one percent (51%) of the issued and outstanding capital stock.

SECTION 2 - BY DIRECTORS:

Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a consent in writing signed individually or collectively by not less than all of the entire Board.

                            ARTICLE VIII - CORPORATE SEAL

The Corporation shall have a corporate seal, the design thereof being as follows:

                             ARTICLE IX - INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him
in connection therewith.   Such right of indemnification shall be a contract
right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit if such party to be indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which the person claiming indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  ARTICLE X - GENERAL PROVISIONS

SECTION 1 - DEPOSITORIES:

All monies of the Corporation shall be deposited when as received by the Treasurer in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Corporation.

SECTION 2 - OTHER SECURITIES:

The Corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation if, and as often, as the Board of Directors shall direct.